UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2010

VERSAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center Springfield, Virginia 22151
(Address of principal executive offices)
(Zip Code)

(703) 750-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

(b)           Departure of Principal Officer

On February 10, 2010, Dr. Theodore M. Prociv resigned as President and Chief Executive Officer of Versar, Inc. (“Versar”), effective immediately.  Dr. Prociv is currently a member of the Board of Directors of Versar and will continue to serve in that capacity.

(c)           Appointment of Principal Officer

On February 10, 2010, the Board of Directors of Versar elected Anthony L. Otten as Chief Executive Officer of Versar, effective immediately.  Mr. Otten is currently a member of the Board of Directors of Versar and will continue to serve in that capacity.  The Board of Directors also elected Jeffrey A. Wagonhurst as President of the Company, effective immediately.  As President, Mr. Wagonhurst will serve as the chief operating officer of the Company.  Finally, the Board of Directors confirmed that Lawrence W. Sinnott will continue in his position as Executive Vice President, Chief Financial Officer and Treasurer of the Company.

Mr. Otten, age 53, has served as the Managing Member of Stillwater, LLC since July 2009; served as Director of New Stream Capital, LLC and Operating Partner of New Stream Asset Funding, LLC from 2007 until June 2009; served as Managing Member, Stillwater, LLC from 2004 to 2007; and was a principal with Grisanti, Galef and Goldress, Inc. from 2001 to 2004.

Mr. Wagonhurst, age 62, served as Executive Vice President, Program Management Group of Versar from May 2009 until his election as President as described above; served as Senior Vice President of Versar’s Program Management Business Segment from September 2006 to May 2009; and joined Versar in February 1999 serving first as Army Program Manager and then as Vice President of Human Resources and Facilities until September 2006.

Mr. Sinnott, age 48, joined Versar in 1991, as Assistant Controller becoming Corporate Controller in 1992 and Treasurer and Corporate Controller in 1993; in 1994, he became Vice President, Chief Financial Officer and Treasurer; in September 2005, he was elected Executive Vice President, Chief Financial Officer and Treasurer; he also served as Chief Operating Officer from September 2005 until February 2010.

(e)           Material Compensatory Plan, Contract or Arrangement.

Mr. Otten will receive a salary of $300,000 per annum and, on February 15, 2010, received a grant of 10,000 shares of restricted stock under Versar’s 2005 Stock Incentive Plan.  Effective with his election as President, Mr. Wagonhurst’s salary was increased from $225,000 to $250,000 per annum.  Versar is currently negotiating a severance and release arrangement with Dr. Prociv.  When any such agreement is finalized and executed, an amendment to this Form 8-K will be filed reporting such agreement and the terms thereof.

A copy of the Company’s press release, dated February 10, 2010, with respect to the above matters is filed as Exhibit 99.1 to this Current Report.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 10, 2010, in connection with the management changes described above, the Board of Directors of Versar amended and restated the Versar By-laws, primarily to amend Article III to provide for the election of a Chief Executive Officer separate from the President, to define the powers of the Chief Executive Officer and the powers of the President and to make certain other conforming changes to reflect the management changes described above.  The Second Amended and Restated By-laws of Versar are filed as Exhibit 3.1 to this Current Report, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Second Amended and Restated By-laws of Versar, Inc.

99.1	Press Release issued February 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2010	VERSAR, INC.

	By:	/s/ James C. Dobbs
James C. Dobbs
Senior Vice President and General Counsel

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